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As filed with the Securities and Exchange Commission on August 12, 2020.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

55F, Ping An Financial Center
No. 5033 Yitian Road, Futian District
Shenzhen, Guangdong
People's Republic of China
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, N.Y. 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Karpf, Esq. Cleary, Gottlieb, Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 +1 212-225-2000	Shuang Zhao, Esq. Cleary, Gottlieb, Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2521-4122	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-243710

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           † The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of Securities to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee

Ordinary shares, par value US$0.00001 per share(1)	5,175,000	US$6.12	US$31,671,000.00	US$4,110.90

(1)
American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-235321). Each American depositary share represents three ordinary shares.

(2)
Includes ordinary shares that are issuable upon the exercise of the underwriters' overallotment option. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the Registrant's American depositary shares as reported on the New York Stock Exchange on August 12, 2020

           The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-243710) initially filed by OneConnect Financial Technology Co., Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 10, 2020, which was declared effective by the Commission on August 12, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Maples & Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered (filed herewith)
23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm (filed herewith)
23.2	Consent of Maples & Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of OneConnect Financial Technology Co., Ltd. (File No. 333-243710) initially filed with the Securities and Exchange Commission on August 10, 2020)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, United States on August 12, 2020.

OneConnect Financial Technology Co., Ltd.
By:	/s/ WANGCHUN YE
	Name:	Wangchun Ye
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated on August 12, 2020.

Signature	Title

* Wangchun Ye	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Rong Chen	Director
* Sin Yin Tan	Director
* Rui Li	Director
* Wenwei Dou	Director
* Min Zhu	Director
* Qi Liang	Director
* Yaolin Zhang	Director

Signature			Title

* Tianruo Pu			Director
/s/ LO WEI JYE JACKY Lo Wei Jye Jacky			Chief Financial Officer (principal financial and accounting officer)
*By:	/s/ LO WEI JYE JACKY
	Name:	Lo Wei Jye Jacky Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OneConnect Financial Technology Co., Ltd. has signed this registration statement or amendment in New York, United States on August 12, 2020.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ RICHARD ARTHUR
	Name:	Richard Arthur
	Title:	Assistant Secretary

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EXPLANATORY NOTE
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD. EXHIBIT INDEX
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES